EXHIBIT 10.44

AMENDMENT TO WARRANT NO. T-1A, T-5, T-6, T-7 AND T-8

ISSUED BY

WORLD WIRELESS COMMUNICATIONS, INC.

DATED AS OF JANUARY 25, 2002

Each of Warrant No. T-1A, T-5, T-6, T-7 and T-8 issued by World Wireless Communications, Inc. (the “Corporation”) to Lancer Offshore, Inc. (the “Warrants”) pursuant to the Confidential Private Placement Memorandum dated May 17, 2001, and the Amended and Restated Loan Agreement between and the Corporation and Lancer Offshore, Inc. and Lancer Partners L.P. dated as of May 17, 2001, as amended, is hereby amended as follows:

1.    Section 5.1 of the Warrants is hereby amended to substitute the following paragraph in lieu of the paragraph appearing therein:

“5.1    General.    If the Company shall, at any time or from time to time, issue any additional shares of Common Stock (other than shares of Common Stock excepted from the provisions of this Section 5 by Section 5.4) for a Net Consideration Per Share less than $0.05 per share during the one-year period ending on the date of the receipt by the Company of the last loan made to it under the Loan Agreement, then, and in each such case:

(a)    the Purchase Price shall be lowered to an amount determined by multiplying such Purchase Price then in effect by a fraction:

(1)    the numerator of which shall be (a) the number of shares of Common Stock outstanding (excluding treasury shares, but including for this purpose shares of Common Stock issuable upon the exercise of the Warrants) immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Purchase Price in effect immediately prior to such issuance, and

(2)    the denominator of which shall be (a) the number of shares of Common Stock outstanding (excluding treasury shares, but including for this purpose shares of Common Stock issuable upon the exercise of the Warrants) immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued; and

(b)    the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5.1) be issuable on such exercise by the fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this Section 5.1) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.”

2.    Section 5.4 of the Warrants is hereby amended by the addition of a new last sentence thereof to read as follows:

“5.4.    Excluded Shares.    Section 5. 1 shall not apply to the (i) issuance of up to 3,200,000 shares of Common Stock, or options therefor, to directors, officers, employees, advisors and consultants of the Company on and after the date of the issuance of this Warrant pursuant to any stock option, stock purchase, stock ownership or compensation plan approved by the compensation committee of the Company’s Board of Directors, (ii) issuance of shares of Common Stock upon the exercise of all options and warrants to purchase Common Stock outstanding as of the date of the issuance of this Warrant or upon conversion of debt outstanding as of such date, or (iii) except in the case of the issuance of shares of Common Stock (or securities of any kind convertible into such shares) at a price of less than $0.05 per share during the one-year period ending on the date of receipt by the Company of the last loan made to it under the Loan Agreement, the issuance of shares of Common Stock (or securities of any kind convertible into such shares) pursuant to any offering of securities of the Company, from time to time, on or before December 31, 2002, to raise up to a total of $35,000,000 of gross proceeds pursuant to any private placement or public offering transaction or transactions, or both.”

3.    Except as otherwise set forth herein, all of the other terms and conditions of the Warrants shall remain in full force and effect.

Dated: As of January 25, 2002

WORLD WIRELESS COMMUNICATIONS, INC.

By:	/s/ David D. Singer

David D. Singer, President